Exhibit 10.4

JW Properties, LLC

BUSINESS LEASE

THIS LEASE, made and entered into on this date of July 22nd, 2015, between JW Properties, LLC herein after referred to as "Lessor," and urban-gro, LLC herein after referred to as "Lessee".

1       Definition of Terms:

Whenever the words "Lessor" and "Lessee" are used in this lease, they shall include Lessor and Lessee and shall apply to persons: men, women, companies, partnerships and corporations.

2.            Leased Premises:

In consideration of the payment of the rent hereinafter provided, and the keeping and performance of each of the covenants and agreements of the Lease hereinafter set forth, the Lessor has and does hereby lease to the Lessee the following described Premises, situate in the County of Boulder, State of Colorado, to wit:

September 1st 2015 - August 31st 2018: 7200 square feet located at 1751 Panorama Point Unit F and G - Lafayette, Colorado.

Lessor agrees to remodel and prepare the Premises for occupancy by the Lessee as per Lessee's direction, and all cost of such tenant finish shall be amortized over the remaining term of the lease (36 month) and shall be treated as "additional rent."

3.            Term of Lease and Minimum Rent:

The Term of this lease shall be for 36 months, from September 1st 2015 through August 31st 2018. Rent shall be payable in advance on the 1st day of each month as follows:

Rent shall be payable to JW Properties, LLC at the office address of 1751 Panorama Point Unit A Lafayette, CO 80026, or at such place as the Lessor may designate, from time to time, in writing. The installments of minimum rent are payable without demand, and regardless of any other dispute between Lessor and Lessee. Lessee hereby waives any rights, except as set forth in this Lease to setoff against the installments of minimum rent any claims it may have against Lessor. Concurrently with the execution of this lease, the Lessee has paid to the Lessor, the receipt of which is hereby acknowledged by Lessor, the sum of:

•	September 1st 2015 - August 31st 2016: $7000.00
•	September 1st 2016 - August 31st 2017: $7200.00
•	September 1st 2017 - August 31st 2018 - $7500.00

If Lessee obtains possession of the Premises prior to the commencement date of this Lease, all other terms and conditions of this Lease shall apply immediately upon such possession, except for Lessee's obligations for base rent, which shall start on the commencement date.

Optional Lease Extension:

Lessor grants the Lessee the right to extend for a period of two additional years at $7750 per year. Notification must be provided to Lessor by June 30th ,2018.

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4.       Security Deposit:

(a)	Lessee has further agreed to deposit with the Lessor, at the time of execution, the sum of $3000, as a security deposit for the full performance of this lease by Lessee, to be returned to Lessee by the Lessor within Thirty (3o) days after the termination of the Lease, provided Lessee is not in default. Receipt of said security deposit is hereby acknowledged by the Lessor. Lessee shall not be entitled to interest on the security deposit, and Lessor may commingle the security deposit with other funds.

(b)	In the event Lessee shall default in the performance of any of the terms or provisions or covenants of this business lease, which default shall continue for ten (To) business days after written notice thereof, Lessor, at its option, may apply said security deposit to the extent required to cure such default, but Lessor shall not be required to do so, and at its election, may enforce any remedies available to Lessor under this Lease and applicable law. Lessee agrees in the event said security deposit or any portion thereof is applied by Lessor to cure any default of Lessee under this lease, the Lessee will promptly pay to Lessor an amount sufficient to restore the original security deposit in full, and its failure to do so shall be deemed a default under the terms of this lease.

(c)	Lessor shall deliver the security deposit to the purchaser of Lessor's interest in the Premises, in the event that all such interest be sold; and thereupon such purchaser shall assume Lessor's responsibility with respect to said deposit, and Lessor shall deliver a written statement of any amounts spent for any purpose from the security deposit and amounts replenished to such security deposit by Lessee, and Lessor shall be released of all further liability for return or accounting of the security deposit.

5.       Lessee's General Agreement:

For and in consideration of the leasing of the Premises, the Lessee does covenant and agree as follows, to wit: That during the term of the Lease to pay for any of the following expenses incurred after the commencement date of the lease. To pay the rent for the Premises hereinabove provided promptly when due and payable; to pay all assessments for water rents and sewer charges levied against the Premises and all charges for all utilities to the Premises, including heating, cooling and electricity; to pay all charges for telephone; to keep all improvements upon the Premises, including all sewer connections, plumbing, heating and cooling appliances, wiring and glass in good order and repair and to replace same as the need arises at the expense of said Lessee; except as set forth in the next paragraph to order no repairs at the expense of the Lessor, and, at the expiration of this lease, to surrender and deliver up the Premises in as good order and condition as when the same were entered upon, ordinary wear excepted, to use the Premises for no purposes prohibited by the law ordinances of the County of Boulder, or by the law of the United States or the State of Colorado now in force or hereinafter enacted; including compliance with the A.D.A. (Americans with Disabilities Act); and for no improper or questionable purpose whatsoever; to keep the sidewalks in front of and surrounding the Premises free from all litter, dirt, debris, snow, ice, water and obstructions; to keep the Premises clean and in the condition required by the laws, ordinances and regulations of the County of Boulder, and all other political subdivisions having jurisdiction over same; to keep the interior of the Premises such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance; to remove all trash and debris which may be found in or around the Premises; to neither permit nor suffer any disorderly conduct, noise or nuisance about the Premises having a tendency to annoy or disturb any persons occupying adjacent Premises, and to commit no waste on the leased Premises; to neither permit nor suffer the Premises, or the walls or floors thereof, to be endangered by overloading; to permit the Lessor to place a For Rent card upon the Premises at any time sixty (6o) days before the end of this lease; to surrender and deliver up the possession of the Premises promptly at the expiration of this lease, or, in case of termination of Lessee's possession under this lease on account of a material breach of this lease which is not cured pursuant to Paragraph 18.

Notwithstanding anything in the foregoing paragraph, Lessor shall furnish to the Premises at all times (i) sewer, gas, water and electric service lines in sufficient capacity as is reasonably required for Lessee's Use and (H) sufficient heat, hot and cold water and air conditioning as required for Lessee's Use, except during the making of necessary repairs, for which Lessor will give Lessee prior notice and the repairs shall be completed as promptly as possible without material disruption to Lessee's business. The heat, hot water and air conditioning shall also conform to temperature requirements as established periodically by Lessee or by local, municipal or public governmental authorities. Prior to the Commencement Date, Lessor will separately meter all utilities and Lessee shall pay when due all charges for water, gas, electricity and other utilities it uses at the Premises. Lessor represents and warrants to Lessee that all utilities and any HVAC system servicing the Premises are in good working order, condition and repair as of the Commencement Date, Lessor shall at its sole cost and expense make all repairs to and perform necessary maintenance upon such systems within thirty (3o) after any Lessee's request.

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6.           Failure of Lessee to Maintain Premises:

If Lessee refuses or neglects to repair or maintain the Premises as required hereunder, to the reasonable satisfaction of Lessor as soon as reasonably possible after written demand, Lessor may make such repairs without liability, except in the case of gross negligence, to the Lessee for any loss or damage that may accrue to Lessee's merchandise, fixtures or other property, or to Lessee's business by reason thereof, and upon completion thereof, Lessee shall pay Lessor's cost for making such repairs upon presentation of a bill thereof. Lessee shall not be required to make any structural repairs or alterations to the Premises.

7.           Indemnity Agreements:

The Lessor shall not be liable for any damage to property of the Lessee or of other located on the Premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise.

8.           Repairs/Service to the Premises:

Lessor shall maintain in good order, condition, replacement and repair, at its own cost and expense, the all structural portions of the Leased Premises, including, without limitation, all utility facilities, pipes, conduits and plumbing systems up to and including connections to the Premises, the sprinkler mains, structural systems, including, without limitation, the roof, roof membrane, roof covering (including interior ceiling of the Premises, if damaged by leakage), exterior walls (excluding glass) and demising walls, floor slab and foundation. If Lessor fails to perform, or cause to be performed, necessary maintenance and/or to restore the Leased Premises to a state of good condition and repair within 10 days after Lessor has received written notice from Lessee of a state of disrepair (or if such repairs cannot reasonably be completed within such 10 day period and Lessor shall fail to begin the repairs within 10 days after Lessee's notice and proceed diligently with the repairs to completion), then Lessee has the right but not the obligation to perform the maintenance and/or repairs and any costs expended by Lessee shall be deducted from the Rent and other amounts due under this Lease. In case of an emergency (including, without limitation, a leaky roof), Lessee shall have the right to immediately undertake any and all necessary repairs, and offset the cost of the repairs against the next occurring payment(s) of Rent or other amounts due under this Lease. Lessee agrees that all other repairs to and maintenance of the Premises, including but not limited to interior walls, doors, and glass, shall be the obligation and responsibility of the Lessee.

Lessor agrees to clear parking lot area(s) of snow after/during a winter storm. Parking lot will be plowed when snow accumulation has reached 6 inches and the temperature is forecasted to remain below freezing conditions for more than 24 hours. Snow removal necessity will be determined by the JW Properties personnel during the normal working hours of 8:00 AM to 5:00 PM, Monday through Friday.

9.        Right of Entry, Changes and Additions to Buildings:

Lessor hereby expressly reserves the right, upon not less than forty-eight hours prior written notice, during normal business hours, to enter onto the Premises for the purpose of inspection, repairs, alterations, improvements and additions to the Premises or the building of which it is a part; Lessor also expressly reserves the right to add extensions or alterations to the existing building. Lessee shall not, however, contract for or make any alterations, additions, extensions or construction of any kind to the Premises, unless expressly approved by the Lessor in writing. Lessee shall pay for all reasonable costs and fees incurred by Lessor in the review of any such proposed alterations, additions or construction. Does this include Lessee finish and is it customary to pay lessor's review costs?

10.      Character of Occupancy:

The Premises shall be used and occupied only as permitted by City, State, or County codes. Lessor makes no representations or warranties that the Premises herein referred to shall be usable for the purpose intended by the Lessee.

11.      Insurance and Risk of Loss:

The Lessee further agrees to provide public liability insurance for bodily injury and property damage liability with single limit of not less than $1,000,000.00 per occurrence and aggregate limit, written with a company having Best's key rating of A-X (m), or better and shall name Lessor and its designees under said insurance policy as additional insured. Lessee shall furnish to Lessor a certificate of insurance indicating that said policy is in full force and effect, that Lessor has been named as an additional insured and that said policy will not be canceled unless ten (io) days prior written notice of the proposed cancellation has been given to Lessor.

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Lessee shall assume all risk of loss for all inventory, equipment, furnishings, vehicles and personal property of every description resulting from fire, flood, natural calamity, sprinkler discharge, theft, or other occurrence, and shall indemnify Lessor and hold Lessor harmless for any such loss. Lessor shall not be responsible to Lessee for any loss to inventory, equipment, furnishings, vehicles, equipment, furnishings, vehicles or personal property and Lessee agrees to maintain insurance adequate to cover such loss.

12.       Signs:

No signs or advertisement shall be placed or printed upon the outer walls, doors, windows, roof or land area of the Premises, which are to be viewed from outside of the Premises, except those signs and locations as the Lessor shall approve in writing prior to installation. Will there be a name on the door?

13.       Replacement of Building:

In the event the demised Premises or a portion thereof shall become untenantable on account of the damage by fire, act of God, or other casualty, Lessor shall be given the option to correct the deficiency or condition which shall render the Premises untenantable. Within thirty (3o) days after receipt of written notice from Lessee as to the damage to the property, Lessor shall notify Lessee in writing as to whether or not it elects to repair the same. If for any reason, in the opinion of the Lessor, it is not feasible to repair or rebuild the same, then, and in that event, the Lessor shall have the right to terminate this lease. In the event Lessor elects to repair the Premises, it shall have one hundred (loo) days from the date of its notice to Lessee to effect such repairs. During the period from Lessor's receipt of notice from Lessee of damage to the demised Premises until the Premises are restored to their prior condition and possession thereof given to Lessee, the rent shall abate upon the portion of the Premises that is untenantable. Lessor shall not in any case be liable for any loss of profits or income occasioned to Lessee during such period. In the event said repair has not been completed within the period specified, then Lessee may have the option to cancel the lease. If either the Lessee or the Lessor terminates this lease as above provided in this paragraph, any monies due and owing to the Lessor at that date shall be paid by the Lessee to the date that Lessee vacates the Premises, and all further obligations on the part of both parties hereto shall cease and Lessor shall incur no obligation whatsoever from the termination of said lease. Notwithstanding the foregoing, during any period that the damage or destruction is such as to make the Premises unsuitable for Lessee's use or the conduct of its business therein, as determined by Lessee, the Rent and other charges payable by Tenant shall abate until such time as the Premises is suitable for Lessee's use or the conduct of its business therein.

14.       Holdover Agreement:

If after the expiration of the term of this lease, Lessee shall remain in possession of the demised Premises and continue to pay rent without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding over upon a tenancy from month to month at a monthly rental equivalent of 125% of the current rental hereinabove set forth, such payments to be made as hereinabove provided. In the event of such holding over, all terms of the lease as herein set out are to remain in full force and effect on said month to month basis.

15.       Bankruptcy:

Neither bankruptcy, insolvency, nor the appointment of a receiver or trustee shall affect this Lease so long as Lessee, its successor or assigns perform Lessee's obligations.

16.      A. Estoppel Certificate:

Within ten (10) days after the request by Lessor, Lessee shall deliver to Lessor a written and acknowledged statement certifying that Lessee has accepted possession of the Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the commencement date and termination date of the Lease, that Lessor is not in default under the Lease (or, if there is a default, stating specifically the default) and the dates to which the rent and other charges have been paid in advance, if any, and any other reasonable terms contained in the Lease, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgages of the fee of the Premises.

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B.       Subordination:

Lessee agrees that this lease is and shall be, at all times, subject and subordinate to the lien of any mortgages which Lessor or its assigns shall make covering the Premises and to any and all advances to be made thereunder and to the interest thereon. Lessee agrees to execute any and all instruments in writing which may be required by Lessor to subordinate Lessee rights to the lien of such mortgage.

17.    Financial Statement:

Lessee shall at any time and from time to time, upon not less than ten (10) days prior written notice from Lessor, deliver to Lessor a statement in writing certifying the status of this Lease, the dates to which rent and other charges are paid, and setting forth any uncured defaults on the part of the Lessor hereunder. Lessee shall at any time and from time, upon not less than ten (10) days' prior written notice from Lessor deliver to Lessor complete financial statements for Lessee (including a balance sheet accurate within the previous ninety (9o) days and an income statement for at least the past twelve (12) months certified to be accurate by the Lessee; provided that Lessor shall have no right to ask for such financial statements unless Lessor is, in good faith, attempting to sell or obtain financing on the Center, and the potential purchaser or lender has requested financial information on the status of the tenants in the Center. If the obligations of Lessee under this Lease are personally guaranteed by any other party, such other party agrees that he/she/it shall be obligated to provide the same sort of estoppel statement and/or financial statements as required of Lessee in this paragraph.

18.    Default of Tenant:

The Lessee further covenants and agrees that, if the rent above reserved, or any part thereof, shall be in default, and the failure continues for 10 days after Lessor gives Lessee written notice of the default or in case of a breach of any of the covenants or agreements herein, and the breach or failure continues for a period of 30 days after Lessor provided written Notice to Lessee of the breach; provided that if Lessee cannot cure its breach or failure within a 30 day period, Lessee's breach or failure will not be deemed a default if Lessee begins to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure to completion, then Lessor may terminate Lessee's right to possession under this Lease. If the Lessee shall refuse to surrender and deliver up the possession of the Premises, then and in that event, the Lessor may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession thereof and repossess the same as of the Lessor's former estate and expel, remove and put out of possession the Lessee, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefore, and without prejudice to any remedy allowed by law available in such cases. This paragraph shall be supplemental to paragraph 4-(b). Taking of possession by Lessor, or Lessor's service of an eviction demand shall not constitute an election by Lessor to terminate this Lease, unless expressly so stated in writing. All remedies stated herein are in addition to and cumulative with all other remedies provided by law and equity.

19.       Vacating During Term:

If the Lessee shall vacate the leased Premises before the end of the term of this lease, as a result of voluntary abandonment, eviction, court order or any other reason, or shall be in material default under any of the terms or provisions of this Lease, the Lessor may at its option and without notice enter the Premises, remove any signs and property of the Lessee there from, and relet the leased Premises or any part thereof as it may see fit without such retaking voiding or terminating this lease, and for the purposes of such reletting, the Lessor is authorized to make any repairs or changes in or to the Premises, at the expense of the Lessee (which shall be payable to the Lessor upon demand), as may be necessary or desirable for the purpose of such reletting, and if a sum shall not be realized from such reletting to equal the monthly rental reserved and stipulated herein to be paid by the Lessee plus all other costs and expenses associated with such default, vacation and/or reletting (including, without limitation, reasonable attorney's fees, the cost of preparing the space for reletting and real estate commission), the Lessee will pay such deficiency each month upon demand therefore, and if suit is filed to collect any monies due from the Lessee under this lease, reasonable attorney's fees shall be assessed as part of the judgment. In addition, if Lessee is in default, Lessor may, at its option, obtain judgment for the rent and other charges past due under this Lease and to become due for the balance of the remaining lease term (in which case, if the Premises is then relet, the monies from the reletting shall be applied to the costs and expenses associated with the default and reletting, and then applied to the judgment). Regardless of any default or termination Lessee's possession, Lessee shall be liable for the full term of this Lease, as originally demised, unless Lessor expressly terminates the Lease in writing or Lessee terminates this Lease as permitted in this Lease.

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20.       Assignment and Subletting:

Lessee shall not assign or mortgage this lease in whole or in part, nor sublet all or any part of the leased Premises without the prior written consent of the Lessor, and Lessor agrees that such consent will not be unreasonably withheld. In the event the leased Premises are sublet by the Lessee, or this lease is assigned or mortgaged, the Lessee will remain liable under the terms of this lease for the remaining balance of the lease term, including all modifications and alternations thereof and shall not be released from the performance of any terms, covenants and conditions contained herein. Lessor and any assignee have no obligation to obtain the previous Lessee's approval before making any such modifications or alterations to this lease, and the previous Lessee's obligations shall not be reduced as a result of the failure to obtain its approval. Lessee shall pay all reasonable costs and fees incurred by Lessor in reviewing any such proposed assignment or subletting, regardless of whether the assignment or subletting is eventually consummated. Lessee waives all claims for damages resulting from Lessor's failure to consent to any such assignment or subletting, and Lessee's sole remedy shall be for an action for specific performance in the form of injunctive relief.

21.        Lien of Lessor:

22.      Surrender of Possession:

Lessee agrees to deliver up and surrender to Lessor possession of the Premises, including all plumbing, wiring, sewer connections, lighting fixtures, glass fixtures, walls, ceilings, floors, and appurtenances at the expiration or termination of this lease or any extension hereof, by lapse of time or otherwise, in as good order and condition as when possession was taken by the Lessee, excepting only ordinary wear and tear. If the Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this lease, or any extension hereof, for any cause whatsoever, the Lessor, at its option, may remove the same and store or dispose of the said effects, without liability for loss or damage thereto, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal including court costs, reasonable attorney's fees, storage and insurance charges on such effects for any length of time the same shall be in the Lessor's possession; or the Lessor at its option, without notice, may sell such effects, or any of them, at private or public sale and without legal process, for such price or consideration as the Lessor may obtain, and apply the proceeds of such sale upon any amounts due under this lease from the Lessee to the Lessor, and upon the expense incidental to the removing, cleaning the Premises, selling said effects, and other expense, rendering the surplus, if any, to the Lessee, provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse the Lessor, Lessee shall pay such deficiency upon demand.

23.         Legal Costs and Expenses:

If and only if Lessor prevails, Lessee agrees to pay Lessor for all costs and expenses, including a reasonable attorney's fee, in any court action brought by Lessor to recover any rent due and unpaid under the terms hereof, or for the breach of any of the terms and conditions herein contained, or to recover possession of the Premises.

24.         Notices:

All notices, demands, requests or other instruments required in this lease to be given by Lessee to Lessor shall be sent by certified or registered mail to Lessor at,1751 Panorama Point, Unit A Lafayette, Colorado 80026. All notices, demands, requests or other instruments required in this lease to be given by Lessor to Lessee shall be sent by certified or registered mail to Lessee at 1751 Panorama Point, Unit F and G.

25.         Mechanic's Liens:

The right of the Lessee, or any person claiming through or under Lessee, to charge any mechanic or materialman's liens for labor or material upon or against Lessor's interest in the Premises is hereby expressly denied. To the best of its ability Lessee shall not allow any such liens to be filed. If any lien is filed and not discharged within fifteen (15) days of written notice to Lessor, Lessor may fight, settle or pay same, without regard for its validity, and Lessee shall pay all costs, fees and monies expended by Lessor in fighting, settling or paying such lien. Lessee shall not be in default if, within said fifteen (15) days, Lessee posts a bond or other security reasonably satisfactory to Lessor to insure that Lessor will not suffer any loss or damage as a result of such lien.

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26.      Condemnation of Leased Premises:

(a)	If the entire premises, at any time during the term of this lease or any extension thereof, shall be taken by the exercise of a power of eminent domain or under threat thereof, this lease shall then terminate as of the date of title vesting in such proceeding, all rentals shall be paid up to that date and Lessee shall have no claim against Lessor nor the condemning authority for the value of the unexpired term of this lease.

(b)	In the event of a partial taking of the building or more than 25% of the land area, which leaves the Premises unfit for the normal and proper conduct of the business of the Lessee, then, the Lessee shall have the right to cancel and terminate this lease effective upon the actual partial taking, all rentals shall be paid up to that date, and Lessee shall have no claim against Lessor nor the condemning authority for the value of any unexpired term of this lease. If this lease shall not be canceled as above provided, it shall continue in effect and the rental after such partial taking shall be that part of the rental herein agreed to be paid which the value of the untaken part of the Premises, immediately after the taking, bears to the value of the entire demised Premises immediately before the taking. If the Lessee's continued use of the Premises requires alterations and repairs by reason of a partial taking, the Lessor may elect to terminate this lease within thirty (3o) days, after the actual taking or subject to Lessee's right of termination above provided, which must be exercised in writing within thirty (3o) days after such partial taking, may elect to continue it, in which event the Lessor shall make all necessary alterations and repairs at its expense which are required because of such partial taking. Until such alterations and repairs shall have been completed, an equitable abatement of rent shall be made to Lessee for any portion of the Premises unfit for occupancy and use in the conduct of Lessee's business for the period during which the same is unfit for such occupancy and use.

(c)	In the event of any condemnation or taking as whether whole or partial, Lessee shall not be entitled to any part of the award paid for said condemnation; Lessor is to receive the full amount of such award, Lessee hereby expressly waiving any right or claim to any part thereof. Although all such damages awarded in the event of any condemnation are to belong to the Lessor, whether such damages are awarded as compensation for diminution in value of the leasehold or to the Premises, Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment.

27.         Waiver:

The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by the Lessor, unless such waiver is in writing duly executed by the Lessor.

28.      Taxes and Fire and Hazard Insurance:

During the full term hereof, or any extension thereof, Lessor shall pay the taxes assessed against the building. The term "taxes" shall mean all real estate taxes, levies and assessments against the building, all personal property taxes, levies and assessments against personal property owned by Lessor and used in the operation or maintenance of the building, and all costs and fees incurred by Lessor in challenging any real estate or personal property taxes, levies and assessments. Lessor shall pay the cost of insurance premiums for the building insurance carried by Lessor for the term of this lease.

30.         Lessee's Obligation:

If Lessee fails to perform any of its obligations under this Lease, Lessor may (but shall have no obligation to) perform the same for the account and at the expense of Lessee, but only after fifteen days prior written notice to Lessee, or without notice if in Lessor's reasonable opinion an emergency exists. Lessee shall immediately pay to Lessor any costs, fees and expenses incurred by Lessor in performing Lessee's obligations hereunder.

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31.         Environmental Provisions:

Lessee shall keep and maintain the Premises in compliance with and shall not cause or permit the premises to be in violation of any federal, state or local laws, ordinances or regulations relating to environmental conditions on, under or about the Premises, including but not limited to, soil and groundwater conditions. Lessee shall not use, generate, manufacture, store or dispose of on, under or about the Premises or transport to or from the Premises any Hazardous Materials. Hazardous Materials are any flammable, explosive, radioactive, toxic or other related materials, including but not limited to "hazardous substances" as defined in the Comprehensive Environmental Response and Liability Act of 1980, 42 U.S.C. 9601 et. seq. Lessee hereby agrees to indemnify Lessor, its officers, directors, agents and employees and hold Lessor, its officers, directors, agents and employees harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including but no limited to attorney's fees and expenses), arising directly or indirectly, in whole or in part, out of any activity carried on or undertaken on or off the Premises, during the term of the lease and whether by Lessee or any employees, agents, contractors, or subcontractors of Lessee, or by any third persons at any time occupying or present on the Premises, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport, or disposal of any Hazardous Materials at any time located or present on, under or about the Premises. Lessee shall immediately advise Lessor in writing of (i) any and all enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) all claims made or threatened by any third party against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss, or injury resulting from any Hazardous Materials; and (iii) Lessee's discover of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Laws.

32.       Availability of Utilities:

Lessor does not warrant or guarantee the continued availability of any or all utility service to the Premises. Except as provided in the following sentence, the interruption, diminution or cessation of such utilities shall not be construed as an actual or constructive eviction of Lessee nor shall Lessee be entitled to any claim for damages or abatement of its obligations under this Lease on account thereof, unless such interruption is caused by Lessor's negligence. Lessor shall have the right to interrupt the utilities, upon reasonable prior notice, as may be necessary for repairs, alterations or maintenance, and if utilities are interrupted by Lessor under this sentence for a period longer than forty-eight hours, Lessee shall be entitled to an equitable reduction in rent and other charges based on the period, after the initial forty-eight hours for which and the extent to which such utilities are interrupted. In such event, abatement and/or equitable reduction shall be Lessee's sole remedy.

33.       Lessor's Liability:

34.       Late Charges:

(Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or other sums due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after the date due, then Lessor may charge Lessee a late charge equal to two percent (2%) of such past due amount or the sum of Twenty-five and no/100ths ($25.00) Dollars, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of a late payment by Lessee. Acceptance of late charges and past due rent by the Lessor shall in no event constitute a waiver of Lessee's previous or subsequent default with respect to timely payment of rent or other sums due, or prevent Lessor from exercising any of the other rights and remedies granted hereunder concerning Lessee's default.

35.       Entire Agreement:

This Lease constitutes the entire agreement between the parties, and this shall not be modified unless the modification is in writing and signed by both parties. Lessee states that it is not entering into this Lease based on any representations, warranties, promises or other inducements other than those set forth in this Lease.

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36.       Successors and Assigns:

The obligations and rights under this lease shall be binding upon and inure to the benefit of the heirs, administrators, executors, successors and assigns of the parties; provided, however, that any assignment or subletting by the Lessee, except to its Affiliate in violation of the terms of this lease shall not vest any rights whatsoever in the assignee or subtenant.

37.             Lessor and Lessee shall execute and file with the Department of Revenue, State of Colorado a Memorandum of this Lease within ten (10) days of execution pursuant to Colorado Revised Statutes Section 39-22-604 (7) (c).

38.             If any act or omission of Lessor will give Lessee the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to abate or offset against the payment of rent, or to claim a partial or total eviction, the Lessee shall not exercise such right until it has given written notice that such act or omission has occurred and until a reasonable period for remedying such act or omission shall have lapsed following the giving of such notice without a remedy being effected.

39.             Lessor grants permission for Lessee to sub-lease if it so wishes, as long as Lessor approves the sub-lease tenant.

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IN WITNESS WHEREOF, this lease is hereby executed the day and year first above written.

Lessor: JW Properties, LLC

By: Jeff Weiss

Signature: /s/ Jeff Weiss

Date: 7/23/15

Lessee: Urgan-gro, LLC.

By:  Bradley Nattrass, CEO

Signature: /s/ Bradley Nattrass, CEO

Date: 07/23/15

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